UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 22, 2013

Date of Report (Date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors (“Board”) appointed Chairman of the Board, Mark Sieczkarek to serve as the Company’s Interim President and Chief Executive Officer effective August 6, 2013.

On August 22, 2013, the Compensation Committee of the Board of Directors approved the compensation arrangement for Mr. Sieczkarek for such time as he serves as Interim President and Chief Executive Officer, consisting of a salary to be paid monthly based on an annual salary of $470,000. Such salary is to be paid one-half in cash and one half in restricted stock units under the Company’s 2006 Equity Incentive Plan (with the monthly payment in cash and restricted stock units to be prorated if the last day of service occurs other than on the last day of a calendar month). Each monthly award of restricted stock units pursuant to this compensation arrangement vests on the one-year anniversary of the last day of the month for which such compensation was paid (or of the last day of service, if not the last day of a calendar month) with such vesting to be accelerated in full in the event of a Change in Control of the Company, as such term is defined in the 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: August 23, 2013	By:	/s/ John F. Glenn
Name: John F. Glenn
Title: Chief Financial Officer